M&A Contract
並購合同

Party A 甲方: Summit Networks Inc. (Office Address: #3010-8888 Odlin Cresent, Richmond, British Columbia, Canada V6X 3Z8)
Party B 乙方:St Mega Enterprise Inc (Unit 301-8495 Ontario St, Vancouver, British Columbia, Canada V5X 3E8)

The terms of this M&A contract between Summit Networks Inc. (SNTW) and St Mega Enterprise Inc (SME) are based on compliance with the U.S. Securities and Exchange Commission's (SEC) policy framework, and will enable SNTW to build up a new business in the consumer goods segment and complete the transition to the Major Exchange.

Summit Networks Inc. (SNTW)與St Mega Enterprise Inc (SME) 的並購合同條款，是建立在符合美國證券交易委員會(SEC)政策框架基礎上，對上市公司SNTW建立全新的日常消費品板塊的業務，對轉主板起決定作用.

1. Overview of the Parties 雙方概述

1.1 Profile of Party A 甲方概述

Party A, Summit Networks Inc. is a publicly traded company founded in Nevada, USA in 2014 and belongs to the OTCQB market.

甲方是成立於美國內華達州的上市公司，隸屬於OTCQB板塊。于2014年成立。

1.2 Profile of Party B 乙方概述

Party B, St Mega Enterprise Inc (SME) is a registered entity established in B.C., Canada and is engaged in the design, manufacture and installation of wood products including cabinets, construction and renovation of houses. The company has more than 30 years of business history, and is currently operating in good condition, with an annual net profit of $200,000 to $300,000 in US dollars. In recent years, with the boom of real estate market in BC, Canada, Party B started to transform its business from manufacture and installation to AI. Upon completion of the acquisition, the manufacturing facilities will be expanded and more equipment will be added, with the goal of becoming one of the largest group companies in B.C., Canada, integrating design, production and installation, suppliers of building materials and builder. Upon completion of the merger, both parties will work together to promote the development and application of green energy materials in the North American building materials market.

乙方,St Mega Enterprise Inc（SME）年成立於加拿大BC省註冊的實體企業，從事木制產品包括櫥櫃的設計、生產與安裝，別墅的建造與裝修。公司具有30年以上的經營歷史，目前運營狀況良好，年純利潤在20-30萬美金。近年，隨著BC省房地產市場的繁榮，乙方開始將業務從生產安裝向人工智慧化轉型。並購完成後，將擴大廠房並增加設備，目標成為加拿大BC省最大的集設計、生產與安裝，建材批發，建商及輔助材料一體化的集團公司之一。完成並購後，甲乙雙方將繼續致力於推動北美建材市場綠色能源材料的開發與應用。

Liu Shuhua

2 Summary of the M&A 並購條款

2.1 Summmit Networks Inc. hereby agrees to issue 20,000,000 new shares at US$0.13 per share, totaling in US$2,600,000, as consideration for the acquisition of 100% equity interest in Party B, St Mega Enterprise Inc(SME)(Includes operating revenues, leased premises, manufacturing equipment, full-time workers, inventories, net profit and intangible assets such as construction licenses or permits, etc.)

Thereafter, SNTW will become a technology and innovation-based manufacturing company in the construction industry of the daily consumer goods segment, with the goal of capturing more market share in the construction consumer goods market in BC,Canada.

甲方SNTW同意增發新股20,000,000股，以每股0.13美元，共計 2,600,000萬美元，作為收購乙方100%股權的對價（包括營業收入、租賃廠房，生產設備，全職工人，庫存，淨利潤及無形資產例如建築類許可證等）。此後，SNTW將成為日常消費品板塊建築行業的科技創新類生產企業，以佔領加拿大BC省建築類消費品市場更多份額為目標。

2.2 Upon acquisition, Party B will become one of the wholly-owned subsidiaries of Party A. Mr. Stephen Kok Koon Tan, the actual controller of Party B, will become a shareholder of SNTW by acquiring 20 million shares of Party A. Mr. Stephen Kok Koon Tan will also become the CEO of SNTW and will receive one seat on the board of directors and be responsible for the senior management of the business operations of SNTW, leading the company to enhance its

Liashuhua

management and profitability, and to negotiate and acquire more high quality target companies in the industry.

乙方被收購後，將成為甲方的全資子公司之一。乙方實際控股人Stephen Kok Koon Tan先生將獲得甲方20,000,000股權，成為SNTW股東。Stephen Kok Koon Tan先生同时將擔任SNTW的CEO,並獲得董事會一個席位，負責SNTW的業務營運的高層管理工作，領導企業進一步提升管理和盈利，並洽談和並購該行業的潛質公司。

3 Responsibility of Both Parties責任事項

Party A 甲方

3.1 It is the responsibility of Party A to disclose the details of the merger and acquisition on the official website of US Security and Exchange Commission and complete the related disclosure.

甲方按照美國SEC和OTC官方的要求披露並購細節，完成文檔公告。

3.2 Party A will process the application of share certification immediately after the completion of the Share Transaction Contract disclosure.

甲方在交易合同公告完成後立即辦理股票證申請手續。

Party B 乙方

3.3 Party B shall complete the audit report as required by the U.S. Registered Audit Requirements within 72 days from the disclosure date of the Share Transaction Contract at its own expense.

乙方在交易合同披露日起的72天內，按美國審計公司要求完成審計報告，审计费自理。

3.4 Party B is responsible to cooperate in submitting the required documents for M&A.

乙方配合遞交並購所需文件。

4 Commitment of Both Parties雙方承諾

Party A' s Commitment 甲方承諾

4.1 Party A undertakes to have no external debts and no legal proceedings before the merger.

甲方承諾在並購前無外債無法律訴訟，不承擔乙方並購之前的債權債務。

4.2 Party A will provide all-round support and collaboration to the business operations of the subsidiary SME. After the completion of the Share Transaction disclosure, the accounts of Party B will be included in Party A's consolidated statements.

甲方將對子公司St Mega Enterprise Inc的業務經營給予全方位的支持與協作。在交易完成披露後，乙方的帳目將納入甲方的合併報表。

4.3 Upon completion of the acquisition, in order to expand the company's business and technology upgrades, SNTW will begin a financing program for new projects. Prior to the completion of the Financing, Party A guarantees that the cash flow from Party B's current account for production purposes will not be utilized.

Liu Shuhua

並購完成後，為了擴大公司業務和技術升級，SNTW將開始新項目融資計畫。在融資完成之前，甲方保證不会使用乙方工廠目前账户上用于生產的現金流。

Party B' s Commitment 乙方承諾

4.4 Party B undertakes to have no external debts and no legal proceedings before the M&A.

乙方承諾在並購前無外債無法律訴訟。不承擔甲方並購前的債權債務。

4.5, Incentive Terms 獎勵條款

Party B is required to maintain an annual net profit of at least $300,000 in Canadian Dollar until the company receives the initial financing funds. Within two years of the financing, a one-time award of 5,000,000 shares will be issued to Mr. Stephen Kok Koon Tan as a result of increasing manufacturing equipment and attaining a net profit at least $1,000,000 in US Dollar per year.

乙方在公司收到融資款前，需保持年淨利潤至少30萬加幣。在收到首輪融資款後的兩年内，由於增加生產設備，淨利潤指標達到年100萬美金或以上，將一次性獎勵500萬股給Stephen Kok Koon Tan先生。

5 Statement of details 細節的陳述

5.1 This is a formal M&A contract and the partnership is fully established on the date of signing. The basic terms have been mutually negotiated and agreed upon by both parties and are based on the laws of the State of Nevada, USA.

Liu Shuhua

此為正式並購合同，簽訂之日合作關係完全確立。基本條款經雙方共同協商並一致同意，以美國內華達州法律為依據。

5.2 Relevant Contracts 与本合同相關的合同

Contracts related to this contract are: M&A Share Transaction Contract, and Employment Contract.

與本合同相關的合同有：並購交易合同，聘用合同。

5.3 This M&A Contract is bilingual in Chinese and English, with one copy for each party.

本并购合同為中英語雙語版本，甲乙雙方各持一份。

Party A甲方:

Company Name公司名: Summit Networks Inc. (SNTW)

Signature簽字: Liushuhua

Print name代表姓名: Shu hua Liu (CEO)

Date日期: 8th APR 2024

Party B乙方:

Company Name公司名：St Mega Enterprise Inc(SME)

Signature签字：

Print name代表姓名：Stephen Kok Koon Tan(Director)

Date日期： 08/04/2024